                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 12, 2000



                            ANALYTICAL SURVEYS, INC.
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)


   Colorado                         0-13111                   84-0846389
   --------                    -----------------              ----------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)            Identification No.)
incorporation)


             941 Meridian Street, Indianapolis, IN            46204
         --------------------------------------------       ---------
            (Address or principal executive offices)        (Zip Code)

        Registrant's telephone number, including area code (317) 634-1000
                                                          ----------------




  (Former name or former address, if changed since last report): Not applicable



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Item 5.  OTHER EVENTS

               Sidney Corder, the former president, chief executive officer, and director of Analytical Surveys, Inc. has filed suit in the District Court for El Paso County, Colorado, naming the Company and all of its directors as defendants. Mr. Corder claims that the Company, by failing to pay wages and compensation, has violated the Colorado Wage Claim Act and has breached its contractual obligations to Mr. Corder. Mr. Corder also has claimed that the Company has breached an obligation to indemnify him in connection with the pending securities litigation against the Company and certain of its directors and former officers, including Mr. Corder. The Company accepted service of process in the litigation on October 12, 2000. The Company intends to contest Mr. Corder's claims vigorously.



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                ANALYTICAL SURVEYS, INC.

Date: October 30, 2000              By:         s/s Michael A. Renninger
                                        ---------------------------------------
                                                Michael A. Renninger
                                                Chief Financial Officer



Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Results may differ materially from the Company's expectations. A number of uncertainties and other factors could cause actual results to differ materially from such forward-looking statements, including, but not limited to, the possibility that the Company will not be awarded contracts in the numbers, for the amounts, or at the time that the Company currently expects, and therefore, that overall contract volume does not increase. The forward-looking statements are also based on assumptions related to the growth of the Company's consulting services, as to which there can be no assurance. A more detailed description of factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.
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